UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 20, 2011

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor
Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.            DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2011 Outperformance Program under the STAG Industrial, Inc. 2011 Equity Incentive Plan

On September 20, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of STAG Industrial, Inc. (the “Company”) approved the 2011 Outperformance Program (the “Program”) under the Company’s 2011 Equity Incentive Plan to provide certain key employees of the Company or its affiliates with incentives to contribute to the growth and financial success of the Company. The Program utilizes total shareholder return over a three-year measurement period as the performance measurement. The Committee has not yet granted any awards under the Program.

Recipients of awards under the Program will share in an outperformance pool if the Company’s total shareholder return, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from September 20, 2011 to September 20, 2014, based on a beginning value of $12.50 per share of the Company’s common stock. The aggregate reward that all recipients collectively can earn, as measured by the outperformance pool, is capped at $10 million.

Provided the Company’s increase in cumulative absolute total shareholder return over the three-year measurement period is equal to or greater than 25% (the “Threshold Percentage”), the outperformance pool will consist of 10% of the excess total shareholder return above a relative total shareholder return hurdle. The hurdle is equal to the total return of the MSCI US REIT Index plus five percentage points over the three-year measurement period.  No awards will be granted under the Program if the Company’s absolute total shareholder return is below the Threshold Percentage.  If the Company’s total shareholder return is equal to or in excess of the Threshold Percentage and greater than the relative total shareholder return hurdle, then the award recipients will be entitled to the payments described below.  Based on the Company’s closing share price of $11.01 on September 20, 2011, the beginning of the three-year measurement period, the Threshold Percentage is effectively 42%.

Each participant’s award under the Program will be designated as a specified percentage of the aggregate outperformance pool.  Assuming the applicable absolute and relative total shareholder return thresholds are achieved at the end of the measurement period, the outperformance pool will be calculated and then allocated among the award recipients in accordance with each individual’s percentage.  The award will be paid in the form of fully vested shares of the common stock of the Company, unless the Committee elects, with the award recipient’s consent, to issue the award recipient other securities of the Company or its affiliates or to make a cash payment to the award recipient equal to the award recipient’s share of the outperformance pool.  The number of shares of common stock earned by each award recipient will be determined at the end of the performance measurement period by dividing his or her share of the outperformance pool by the closing price of the Company’s common stock on the valuation date.

The Committee may, in its absolute discretion, without amendment to the Program, adjust any of the terms applicable to any award; provided, however, that no amendment shall adversely affect any outstanding award without the consent of the recipient thereof.

The foregoing summary of the Program is qualified in its entirety by reference to the 2011 Outperformance Program and form of participation letter, which are attached hereto as Exhibit 10.l to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	2011 Outperformance Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAG INDUSTRIAL, INC.

By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated:  September 23, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	2011 Outperformance Program